Exhibit 99.3

Citigroup Inc.
EUR 500,000,000 4.375% Fixed Rate Notes due 2018
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 500,000,000
4.	Issue Price:	99.716%
5.	Specified Denominations:	EUR 1,000 per Note.
6.	Issue Date:	2 November 2006
7.	Maturity Date:	2 November 2018
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest from and including, 2 November 2006 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.375% per annum payable annually in arrears
	(ii) Interest Payment Date(s):	2 November in each year from, and including, 2 November 2007 to, and including, 2 November 2018
	(iii) Fixed Coupon Amount:	EUR 43.75 per Note of EUR 1,000
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
	(v) Business Day Convention:	Modified Following
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	New Global Note Form	Not Applicable
16.	Additional Financial Centers relating to Payment Dates:	London, TARGET
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19.	Listing:	Regulated Market of the Luxembourg Stock Exchange

OPERATIONAL INFORMATION

ISIN Code:	XS0273437169
Common Code:	027343716